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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)           July 1, 1996
                                                           ------------



                        HEALTHPLAN SERVICES CORPORATION
                (Exact Name of Registrant as Specified in Charter)



          DELAWARE                    1-13772                  13-3787901
          --------                    -------                  ----------
(State or Other Jurisdiction        (Commission              (IRS Employer
     of Incorporation)             File Number)           Identification No.)



     3501 FRONTAGE ROAD, TAMPA, FLORIDA                   33607
     ----------------------------------                   -----
     (Address of Principal Executive Offices)             (Zip Code)



   Registrant's telephone number, including area code         (813) 289-1000
                                                              --------------

                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)





                            Exhibit Index on Page 4
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                                 EXHIBIT INDEX


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) Effective as of July 1, 1996 the Registrant acquired all of the issued and outstanding shares of capital stock of Consolidated Group, Inc., Consolidated Group Claims, Inc., Consolidated Health Coalition, Inc., and Group Benefit Administrators Insurance Agency, Inc. (collectively, the "Consolidated Group"), for a purchase price of approximately $61.5 million, subject to a post-closing adjustment based on the balance sheet of the Consolidated Group as of June 30, 1996. The acquisition was consummated pursuant to the terms of a certain Acquisition Agreement dated May 17, 1996 (the "Agreement") between the Registrant, the Consolidated Group, the shareholders of the Consolidated Group and Holyoke L. Whitney as representative of the shareholders of the Consolidated Group. The purchase price, which was paid in cash at the closing of the acquisition, was determined through arms' length negotiation between the parties. As of the date of the closing of this acquisition, there was no material relationship between any of the shareholders of the Consolidated Group and the Registrant or any of the Registrant's affiliates, directors, officers or any associate thereof.

         Approximately $30 million of the funds used to pay the purchase price of this acquisition were provided from the Company's working capital, with the balance of the purchase price being provided to the Registrant under its line of credit with a group of banks for which First Union National Bank of North Carolina acts as agent, pursuant to a renegotiation of such line of credit under the terms of that certain Credit Agreement dated May 17, 1996, as amended by the First Amendment thereto dated July 1, 1996, by and among the Registrant, HealthPlan Services, Inc., Third Party Management Claims Inc., Healthcare Informatics Corporation, the lenders who are or may become a party thereto, and First Union National Bank of North Carolina, as agent for the lenders. Under this line of credit, the Registrant is permitted to borrow up to $85 million. Interest on funds drawn on this line is calculated on a rolling for quarter pro forma basis. As of July 15, 1996, the amount drawn on this line is $60 million.

(b) The principal business of the Consolidated Group is the provision of administrative services for health benefits to small groups, and the bulk of its assets are comprised of contracts for the provision of such administrative services. The only tangible assets of the Consolidated Group as of the date of the acquisition consisted of office equipment and certain real estate, which the Registrant intends to continue using as office and storage facilities.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         It is impracticable to provide the required financial statements of the Consolidated Group at this time. Accordingly, such financial statements shall be filed by amendment as soon as they are available.

(b)      Pro Forma Financial Information.

         It is impracticable to provide the required pro forma financial information at this time. Such pro forma financial information shall be filed by amendment as soon as it is available.

(c)      Exhibits.

         See Exhibit Index on page 4.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be duly signed on its behalf by the undersigned hereunto duly authorized, on July 15, 1996.

                                        HEALTHPLAN SERVICES CORPORATION
                                        (Registrant)


                                        By:   /s/ JAMES K. MURRAY, JR.
                                           ---------------------------
                                        James K. Murray, Jr.
                                        President and Chief Executive Officer










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                                 EXHIBIT INDEX


EXHIBIT                                                                                       SEQUENTIAL
NUMBER           DESCRIPTION                                                                  PAGE NO.
- ------           -----------                                                                  --------
2                Acquisition Agreement dated May 17, 1996 between HealthPlan Services         5
                 Corporation, Consolidated Group, Inc., Consolidated Group Claims, Inc.,
                 Consolidated Health Coalition, Inc., and Group Benefit Administrators
                 Insurance Agency, Inc., the named Shareholders, and Holyoke L. Whitney as Shareholders' Representative.

23               Consent of Bonanno, Savino & Davies, P.C.                                    *

26               Financial Data Schedules                                                     *




         * to be filed by amendment





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